Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 30, 2021 relating to the consolidated financial statements of Duolingo, Inc. and subsidiaries appearing in the Registration Statement No. 333-257483 on Form S-1.
/s/ Deloitte & Touche LLP
New York, New York
July 28, 2021